Exhibit 10.2
AMENDMENT NO. 1 AND WAIVER
     AMENDMENT NO. 1 AND WAIVER (this “Amendment”) dated as of May 9, 2006, to that certain AMENDED AND RESTATED MASTER FACILITY AGREEMENT dated October 24, 2005 (the “EDC Agreement”; capitalized terms used herein and not defined shall have the meanings set forth in the EDC Agreement) between NORTEL NETWORKS LIMITED (the “Principal”) and EXPORT DEVELOPMENT CANADA (“EDC”).
W I T N E S S E T H:
     WHEREAS, the parties hereto desire to amend certain provisions of the EDC Agreement as provided herein;
     NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
     SECTION ONE. Amendments. The EDC Agreement is hereby amended (effective as of the Effective Date (as defined below in Section Three)) as follows:
     (a) by adding the following new definitions to Section 1.1 of the EDC Agreement in appropriate alphabetical order:
     “1988 Indenture” means the Indenture dated as of November 30, 1988 between the Principal and The Bank of New York, as successor to The Toronto-Dominion Bank Trust Company, as trustee, as the same may be amended from time to time.
     “1996 Indenture” means the Indenture dated as of February 15, 1996 among NNCC, as issuer, the Principal, as guarantor, and The Bank of New York, as trustee, as the same may be amended from time to time.
     “2001 Indenture” means the Indenture dated as of August 15, 2001 among NNC, as issuer, the Principal, as guarantor, and Deutsche Bank Trust Company Americas, as successor to The Bankers Trust Company, as trustee, as the same may be amended from time to time.
     “2006 Credit Agreement” means the U.S.$1,300,000,000 Credit Agreement dated as of February 14, 2006 among NNI, as borrower, the lenders party thereto and JPMorgan Chase Bank, N.A. as administrative agent.
     “Commission” means the United States Securities and Exchange Commission.
     “Delayed Filings” means, together, the Delayed Form 10-Q Filings and the Delayed Form 10-K Filings.
     “Delayed Form 10-K Filings” means (i) the Principal’s failure to file the Principal’s 2005 Form 10-K with the Commission by March 16, 2006, the date by which such filing is required, (ii) NNC’s failure to file NNC’s 2005 Form 10-K with the Commission by March 16, 2006, the date by which such filing is required, (iii) NNI’s failure to deliver NNC’s 2005 Form

10-K under Section 5.01(a) of the 2006 Credit Agreement by March 16, 2006, the date by which such delivery is required therein, (iv) the Principal’s failure to deliver the Principal’s 2005 Form 10-K or the related certificate required under the EDC Agreement to EDC by March 23, 2006, the date by which such deliveries are required therein, (v) the Principal’s failure to deliver the Principal’s 2005 Form 10-K required under the 1988 Indenture and the 1996 Indenture to the trustees under the 1988 Indenture and the 1996 Indenture by March 31, 2006, the date by which such deliveries are required therein, and (vi) NNC’s failure to deliver NNC’s 2005 Form 10-K required under the 2001 Indenture to the trustee under the 2001 Indenture by the date by which such delivery is required therein.
     “Delayed Form 10-Q Filings” means (i) the Principal’s anticipated failure to file the Principal’s Quarterly Report on Form 10-Q for the fiscal quarter ending March 31, 2006 with the Commission by May 10, 2006 the date by which such filing is required, (ii) NNC’s anticipated failure to file NNC’s Quarterly Report on Form 10-Q for the fiscal quarter ending March 31, 2006 with the Commission by May 10, 2006, the date by which such filing is required, (iii) the Principal’s anticipated failure to deliver the Principal’s Quarterly Report on Form 10-Q for the fiscal quarter ending March 31, 2006 required under the 1988 Indenture and the 1996 Indenture to the trustees under the 1988 Indenture and the 1996 Indenture by May 25, 2006, the date by which such deliveries are required therein, and (iv) NNC’s anticipated failure to deliver NNC’s Quarterly Report on Form 10-Q for the fiscal quarter ending March 31, 2006 required under the 2001 Indenture to the trustee under the 2001 Indenture by the date by which such delivery is required therein.
     “NNC’s 2005 Form 10-K” means NNC’s annual report on Form 10-K for the year ended December 31, 2005 as amended by the Form 10-K/A for the year ended December 31, 2005 filed by NNC with the Commission on May 1, 2006.
     “NNCC” means Nortel Networks Capital Corporation, a Delaware corporation, and its successors.
     “Principal’s 2005 Form 10-K” means the Principal’s annual report on Form 10-K for the year ended December 31, 2005.
     “Restatements” means the restatement and adjustments of NNC’s and the Principal’s financial results for certain prior periods as described in the Principal’s 2005 Form 10-K.
     (b) by deleting “The” at the beginning of Section 4.1(d)(i) of the EDC Agreement and replacing it with “Except as disclosed in all material respects in the Principal’s 2005 Form 10-K, the”;
     (c) by adding a new clause (iii) after Section 4.1(d)(ii) of the EDC Agreement as follows:
“(iii) As of the date of the filing thereof with the Commission, the consolidated balance sheet of the Principal and its Consolidated Subsidiaries as of December 31, 2004 and December 31, 2005 and the related consolidated statements of operations, cash flows and retained earnings for the fiscal years ended December 31, 2003, December 31, 2004 and December 31, 2005, reported on by Deloitte & Touche LLP and set forth in the Principal’s 2005 Form 10-K, have been prepared in accordance with GAAP and fairly present the consolidated financial position of the Principal and its Consolidated Subsidiaries as of each such date and their consolidated results of operations and cash flows for each such fiscal year.”
     (d) by adding a new proviso at the end of Section 5.1(b) of the EDC Agreement as follows:
     “ provided that notwithstanding the foregoing, with respect to the fiscal quarter ending March 31, 2006, such information shall not be required to be delivered to EDC (unless earlier available) until June 15, 2006;”
     (e) by adding a new proviso at the end of Section 6.1(b) of the EDC Agreement as follows:
     “provided that notwithstanding the foregoing, an Event of Default will occur if the Principal shall fail to deliver the Principal’s Quarterly Report on Form 10-Q for the fiscal quarter ending March 31, 2006 to EDC by June 15, 2006;”
     (f) by deleting Section 6.1(f) of the EDC Agreement in its entirety and replacing it with the following:
     “(f) (i) the Principal or any Subsidiary shall fail to make a payment or payments (whether of principal or interest and regardless of amount) in respect of Material Debt when the same shall become due, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise and such failure shall continue beyond any applicable grace period; (ii) any event or condition occurs that results in Material Debt becoming due before its scheduled maturity; or (iii) any event or condition occurs that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of Material Debt or any trustee or agent on its or their behalf to cause Material Debt to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, before its scheduled maturity;”
     SECTION TWO. Waiver. EDC hereby waives the occurrence of any Default or Event of Default resulting from (i) the Delayed Filings to the extent that such Default or Event of Default arose under Section 6.1(d) of the EDC Agreement; (ii) the Restatements to the extent that any Default or Event of Default arises under Section 6.1(d) of the EDC Agreement as a result of the failure to observe or perform the covenant contained in Section 5.6 of the EDC Agreement to record, summarize and report all financial information in accordance with GAAP to the extent the matters resulting in such breach have been disclosed in all material respects in the Principal’s 2005 Form 10-K; (iii) the breach of any representation or warranty contained in Section 4.1(d)(i) of the EDC Agreement to the extent the matters resulting in such breach have been disclosed in all material respects in the Principal’s 2005 Form 10-K; (iv) the Delayed Form 10-Q Filings to the extent that such Event of Default arises under Section 6.1(f)(iii) of the EDC Agreement (but, for the avoidance of doubt, not Section 6.1(f)(i) or 6.1(f)(ii) of the EDC Agreement) (so long as such Event of Default does not continue to exist after June 15, 2006); (v) the Delayed Form 10-K Filings to the extent that such Event of Default (so long as such Event of

Default does not continue to exist following the Effective Date) arises under Section 6.1(f)(iii) of the EDC Agreement (but, for the avoidance of doubt, not Section 6.1(f)(i) or 6.1(f)(ii) of the EDC Agreement), (vi) the Restatements to the extent that such Default or Event of Default arises under Section 6.1(f)(iii) of the EDC Agreement (but, for the avoidance of doubt, not Section 6.1(f)(i) or 6.1(f)(ii) of the EDC Agreement); (vii) the breach of any representation or warranty contained in Section 3.1(a) of the EDC Agreement and made or deemed made in connection with the issuance or extension of any Support on or after March 10, 2006 and prior to the Effective Date to the extent the matters resulting in such breach have been disclosed in all material respects in the Principal’s 2005 Form 10-K; and (vii) the failure to observe or perform the covenant contained in the second proviso to Section 5.10 of the EDC Agreement to deposit and maintain proceeds arising from any sale of assets described in paragraphs (a) through (g) of Section 5.10 in accounts of the Principal or such Material Subsidiary, as applicable, subject to a perfected security interest in favor of EDC during the occurrence and continuance prior to the Effective Date of a Specified Event of Default arising under Section 6.1(f)(ii) of the EDC Agreement (without giving effect to this Amendment) as a result of the Restatements or Delayed Filings.
     SECTION THREE. Conditions to Effectiveness. This Amendment shall become effective as of the date (the “Effective Date”) when, and only when, (a) EDC shall have executed a counterpart of this Amendment and received a counterpart of this Amendment executed by the Principal, (b) EDC shall have received an officer’s certificate of the Chief Financial Officer of NNC stating that (i) after giving effect to this Amendment, the representations and warranties set forth in Section Four of this Amendment are true and correct and (ii) the amendment and waiver referred to in clause (c) of this Section Three has become effective, and (c) EDC shall have received a copy of a duly executed amendment and waiver under the 2006 Credit Agreement in form and substance satisfactory to EDC, acting reasonably, which shall become effective simultaneously with this Amendment and which shall eliminate all outstanding Events of Default thereunder resulting from the matters contemplated by this Amendment.
     SECTION FOUR. Representations and Warranties. In order to induce EDC to enter into this Amendment, the Principal represents and warrants to EDC that, after giving effect to this Amendment:
     (a) no Default or Event of Default has occurred and is continuing;
     (b) except for matters that are disclosed in all material respects in the Principal’s 2005 Form 10-K, each of the representations and warranties made or deemed to be made by the Principal under the EDC Agreement are true and correct in all material respects on and as of the date hereof as if made on the date hereof (or, if any such representation or warranty is expressly stated to have been made or to be deemed to have been made as of a specific date, as of such specific date); and
     (c) Since December 31, 2004, except as set forth in the Disclosure Schedule there has been no change of circumstances which could reasonably be expected to have a Material Adverse Effect.

     SECTION FIVE. Reference to and Effect on the Facility Documents. On and after the Effective Date, each reference in any Facility Document to the EDC Agreement or words of like import, shall mean and be a reference to the EDC Agreement as amended by this Amendment. The EDC Agreement, as specifically amended by this Amendment, and each of the other Facility Documents are and shall continue to be in full force and effect. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of EDC under any of the Facility Documents, nor constitute a waiver of any provision of any of the Facility Documents.
     SECTION SIX. Costs, Expenses and Taxes. The Principal agrees to pay all reasonable out-of-pocket expenses incurred by EDC in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees, charges and disbursements of Fasken Martineau DuMoulin LLP, counsel to EDC).
     SECTION SEVEN. Execution in Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Amendment by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment.
     SECTION EIGHT. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

NORTEL NETWORKS LIMITED,
as Principal

By:	/s/ KATHARINE B. STEVENSON

Title: Katharine B. Stevenson, Treasurer

By:	/s/ GORDON A. DAVIES

Title: Gordon A. Davies, General Counsel — Corporate and Corporate Secretary

EXPORT DEVELOPMENT CANADA

By:	/s/ REBECCA COONEY

Title: Managing Underwriter, CIB

By:	/s/ KIRK ANDERSON

Title: Director, CIB